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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cisco Systems, Inc. for the registration of 2,682,295 shares of its common stock, of our report dated August 4, 1999, relating to the financial statements which appear in the 1998 Annual Report to Shareholders of Cisco Systems, Inc. ("Cisco") which is incorporated by reference in Cisco's Annual Report on Form 10-K for the fiscal year ended July 25, 1998. We also consent to the incorporation by reference or our report dated August 4, 1998 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                        PricewaterhouseCoopers LLP


San Jose, California
June 1, 1999


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